Execution Version

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of October 10, 2019, by and between OncoSec Medical Incorporated, a Nevada corporation (the “Company”), and Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“Buyer”).

RECITALS

WHEREAS, Buyer and the Company have entered into that certain Stock Purchase Agreement, dated as of the date of this Agreement (the “SPA”); and

WHEREAS, the parties hereto have agreed that Buyer would receive certain rights, including with respect to the appointment of directors to the board of directors of the Company (the “Board of Directors”), as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties, covenants and agreements set forth in this Agreement and the SPA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing (as defined in the SPA) the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPA.

For purposes of this Agreement:

“Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (it being agreed that, in any event, a Person shall be deemed to Beneficially Own securities owned by an Affiliate of such Person).

For the avoidance of doubt, “Purchased Shares” shall have the meaning set forth in the SPA, and shall take into account any Recapitalization event that may occur at any time.

2. Board of Directors.

(a) At the Closing, and thereafter, at any time that Buyer Beneficially Owns at least 40% of the Purchased Shares, Buyer shall have the right to nominate (i) two (2) (of the nine total) members to the Board of Directors pursuant to this Section 2 (the “Buyer Directors”), initially at the Closing, and thereafter at every annual meeting of the stockholders of the Company in which directors are generally elected, including at every adjournment or postponement thereof, and on any action by written consent of the stockholders of the Company relating to the election of directors generally and (ii) up to two (2) independent directors at the time any independent director currently serving on the Board of Directors ceases to serve as a director of the Company for any reason; provided, however, that the suitability of any such independent director nominee shall be reasonably satisfactory to a majority of the independent directors of the Company, and the Company shall maintain compliance with Rule 5605 of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the SEC (at all times). The Buyer Directors shall be appointed to authorized committees of the Board of Directors in proportion with the Buyer Directors’ representation on the Board of Directors. If Buyer Beneficially Owns less than 40% of the Purchased Shares, Buyer shall have the right to nominate members to the Board of Directors in proportion with Buyer’s ownership of the issued and outstanding Common Stock. Immediately prior to the Closing, the Company shall cause the chair of the Board of Directors to be an independent director. The limitations on Buyer’s ability to nominate and elect any number of directors to the Board of Directors shall terminate if a “group” (as defined under the 1934 Act) or Person unaffiliated with Buyer Beneficially Owns 20% or more of the outstanding Common Stock.

(b) The following procedures shall be followed with respect to the nomination of Buyer Directors pursuant to this Section 2:

(i) For purposes of whether Buyer has a right to nominate a Buyer Director pursuant to this Section 2, the Beneficial Ownership of the Common Stock of Buyer will be initially measured as of the Closing and thereafter as of the record date for such annual meeting or written consent.

(ii) At least 20 days prior to the Closing, Buyer shall provide the Company with the identity of the initial Buyer Directors to be appointed to the Board of Directors as of the Closing (provided that Buyer may substitute such appointees by notice to the Company at least 20 days prior to the Closing). Following the initial appointment of Buyer Directors, each year, the Company will notify Buyer when it intends to hold its next Company’s annual meeting of stockholders at least 90 days prior to such meeting. With respect to Buyer’s nominees (other than the initial Buyer Directors), at least 60 days prior to the Company’s annual meeting of stockholders, Buyer shall provide the Company with the Buyer’s nominees for the Buyer Directors.

(iii) The Board of Directors shall (1) in the case of the initial Buyer Directors, appoint the Buyer Directors as members of the Board of Directors effective as of the Closing to serve until the Company’s next annual meeting of stockholders at which directors will be generally elected, and (2) in the case of subsequent Buyer Directors, nominate such nominees to be elected as directors and recommend that the stockholders vote to elect such nominees at the next annual meeting of stockholders at which directors will be generally elected.

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(iv) If Buyer nominee(s) is not appointed, nominated or elected by the stockholders, then as soon as practicable after the Closing or annual meeting, as applicable, Buyer shall designate nominee(s) for such Buyer Director(s), which nominee(s) shall be appointed as director(s) by the Board of Directors promptly after such designation.

(c) Each of the Buyer Directors will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties (subject to Section 6), trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. Each Buyer Director agrees that he or she shall be bound by the Company’s insider trading policy. The Company shall use commercially reasonable efforts to ensure that the Buyer Directors are covered by liability insurance for directors with coverage that is at least as favorable, in the aggregate, to such directors as the coverage provided for by insurance policies acquired by the Company for the benefit of directors of the Company as in effect as of the date of this Agreement.

(d) A quorum for meetings of the Board of Directors (and written consents executed by directors) must include at least one (1) Buyer Director.

(e) The Buyer Directors shall not be compensated for their service on the Board of Directors, but shall be reimbursed for expenses incurred in connection with their service as members of the Board of Directors.

3. Voting Requirements.

(a) Until such time that Buyer Beneficially Owns less than 40% of the Purchased Shares, none of the actions set forth in this Section 3 below shall be taken by, or on behalf of, directly or indirectly, the Company (or any Subsidiary thereof) without the approval of at least 70% of the members constituting the entire Board of Directors, and until such time that Buyer Beneficially Owns less than 70% of the Purchased Shares, none of the actions set forth in this Section 3 below shall be taken by, or on behalf of, directly or indirectly, the Company (or any Subsidiary thereof) without the consent of Buyer:

(i) Amending the Articles of Incorporation or the Bylaws;

(ii) Increasing the size of the Board of Directors to more than nine;

(iii) Declaring, setting aside or paying any dividend or other distribution (whether in cash, stock or property or any combination thereof);

(iv) Redeeming, repurchasing or otherwise acquiring any Issuer Securities;

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(v) Issuing, pledging, disposing of, transferring, encumbering, granting, selling or otherwise delivering, or authorizing the issuance, pledge, disposal of, transfer, encumbrance, grant, sale or other delivery of, any Issuer Securities; provided, however, that issuances of an Issuer Security pursuant to an Issuer Stock Option or Issuer Warrant existing as of the date hereof or under the ESPP shall not require the approval of 70% of the Board of Directors or the consent of Buyer unless such issuance would result in Buyer and Sirtex Medical US Holdings, Inc., in the aggregate, holding, directly or indirectly, less than 50.1% of any class or series of Issuer Securities on a fully diluted basis (taking into account all options, warrants, convertible securities and obligations to issue the same);

(vi) Creating or incurring any indebtedness or Lien on any of the Company’s or its Subsidiaries’ assets, in excess of $250,000;

(vii) Selling, assigning, leasing, licensing or otherwise transferring, abandoning, disposing of or permitting to lapse any of the Company’s or its Subsidiaries’ assets;

(viii) Incurring any capital expenditures or any obligations or liabilities in respect thereof in excess of $500,000;

(ix) Approving the Company’s annual budget;

(x) Making any loans, advances or capital contributions to, or investments in, any other Person; and

(xi) Entering into any agreement with a Related Party.

4. Right of Participation.

(a) Following the date of this Agreement until any time that Buyer Beneficially Owns less than 60% of the Purchased Shares, Buyer shall have the right to purchase, on a pro rata basis, any New Securities that the Company may from time to time sell or issue. For purposes hereof, “pro rata basis” shall mean a percentage of the New Securities equal to Buyer’s Beneficial Ownership of the Company’s outstanding common stock expressed as a percentage as calculated immediately after the Closing.

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(b) The Company shall provide Buyer with written notice its intention to issue New Securities, which notice shall be provided, subject to the Company’s reasonable best efforts, not less than 30 days prior to the date of such proposed issuance (the Company will use reasonable efforts to provide longer notice, if possible) (such period between such notice and the date of such issuance or the expected date of entry into such contract, if applicable, a “Notice Period”), and the Company shall provide Buyer with written notice of the actual issuance of such New Securities not less than 24 hours prior to such issuance (also, a “Notice Period”), including in each case, if applicable, a copy of the prospectus included in the registration statement filed in respect of such offering or, in the case of an offering exempt from registration, the private placement memorandum or similar offering documents or term sheet in respect of such offering, (i) describing (A) the anticipated amount of New Securities, price (if reasonably known) and other available (or reasonably determinable) material terms upon which the Company offers to sell New Securities, and (B) the number of New Securities Buyer is entitled to purchase pursuant to this Section 4, and (ii) containing a binding offer to sell New Securities to Buyer subject to the consummation of such issuance. If prior to any such issuance, there is a material change in the terms of such issuance, then prior to such issuance, the Company shall provide Buyer with ten (10) Business Days’ prior written notice describing such change (such period between such notice and the date of such issuance, also a “Notice Period”).

(c) Buyer may exercise its right to purchase any New Securities by providing written notice to the Company prior to the expiration of the applicable Notice Period. Buyer’s notice must indicate the specific amount of New Securities that Buyer desires to purchase and shall constitute exercise by Buyer of its rights under this Section 4 and a binding agreement of Buyer to purchase the number (or amount) of New Securities specified in Buyer’s written notice. If, at the expiration of a Notice Period, Buyer shall not have delivered written notice to the Company exercising its right to effect a purchase, Buyer shall be deemed to have waived all of its rights under this Section 4 solely with respect to such specific issuance. Buyer shall effect such purchase concurrently with such issuance (the date of consummation of such transactions, the “Preemptive Rights Closing Date”).

(d) Except as provided in Section 4(e), if the Company issues New Securities and Buyer exercises its right to purchase any such New Securities, Buyer shall pay an amount in cash per security equal to the cash consideration per security paid by the other purchasers of such New Securities in such issuance; provided that in the case of a private placement offering under Rule 144A of the 1933 Act or similar transaction, the price paid by Buyer shall not include (and shall be reduced by the amount of) any underwriting or initial purchaser’s discount or fees (as disclosed in the final prospectus, offering memorandum or other similar documentation) incurred by Issuer in a related public offering.

(e) If the Company issues New Securities for non-cash consideration (or a combination of cash and non-cash consideration), and Buyer exercises its right to purchase any such New Securities, Buyer shall pay in cash, per security in such purchase, the volume-weighted average price per share of the Common Stock over the preceding 20 trading days (from the earlier of (i) the date of the Preemptive Rights Closing Date and (ii) the date such issuance is publicly announced) on Nasdaq.

(f) In the event that a proposed issuance of New Securities is terminated or abandoned by the Company without the issuance of any New Securities, then Buyer’s purchase rights pursuant to this Section 4 shall also terminate as to such proposed issuance, and any funds in respect thereof paid to the Company by Buyer shall be refunded promptly and in full.

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(g) “New Securities” shall mean any debt or equity securities of the Company or any subsidiary of the Company, whether or not now authorized, and rights, options or warrants to purchase such debt or equity securities, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such debt or equity securities; provided, that the term “New Securities” does not include:

(i) shares of the Company’s Common Stock (and/or options, rights or warrants for Common Stock) issued or issuable in connection with an acquisition transaction or other merger and acquisition transaction, strategic alliance or partnering/licensing arrangement that is approved by 80% of the members constituting the entire Board of Directors;

(ii) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement;

(iii) any securities issued pursuant to equity plans of the Company (including inducement awards or any arrangements in place as of the date of this Agreement); and

(iv) shares of the Company’s Common Stock issued in connection with any stock split or stock dividend.

5. Right of First Refusal.

(a) Following the date of this Agreement until any time that Buyer Beneficially Owns less than 60% of the Purchased Shares, the Company shall deliver written notice (the “ROFR Notice”) to Buyer prior to entering into any definitive agreement regarding any material licensing transaction or Competing Proposal (a “ROFR Transaction”). The ROFR Notice shall contain (i) a description of the structure of the ROFR Transaction, including the assets or securities to be sold or acquired by the Third Party pursuant to the ROFR Transaction (the “Company Interests”), (ii) the purchase price therefor, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iii) the identity of the proposed Third Party and (iv) any other material terms and conditions of the proposed ROFR Transaction, including the proposed closing date. By delivering the ROFR Notice, the Company represents and warrants to Buyer that: (1) the Company has full right, title and interest in and to the Company Interests; (2) the Company has all the necessary power and authority and has taken all necessary action to sell the Company Interests as contemplated by this Section 5; and (3) the Company Interests are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

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(b) The ROFR Notice shall be accompanied by a written offer (the “ROFR Offer”), irrevocable until the end of the ROFR Exercise Period (as defined below), to sell the Company Interests on the same terms and conditions as set forth in the ROFR Notice to Buyer (or one or more Affiliates designated by Buyer) (except if non-cash consideration is to be paid, then the purchase price shall be an amount in cash equal to 100.00% of the cash purchase price and 100% of the fair market value of any non-cash consideration set forth in the ROFR Notice).

(c) Buyer shall have 60 days from the date on which it receives the applicable ROFR Notice (the “ROFR Exercise Period”) to determine whether to accept the ROFR Offer to purchase all (but not less than all) of the Company Interests; provided that the ROFR Exercise Period shall not be deemed to have commenced until a determination of fair market value of any non-cash consideration set forth in the ROFR Notice has been made in accordance with Section 5(b) above; provided, further, that in no event shall the ROFR Exercise Period exceed 90 days. If Buyer desires to accept the ROFR Offer, it shall give written notice (a “Notice of Election”) to the Company of its intent to accept such ROFR Offer during the ROFR Exercise Period. The Company shall cooperate with Buyer’s reasonable diligence requests during the ROFR Exercise Period and shall provide customary representations, warranties, covenants and indemnities in connection with any such transaction. The failure of Buyer to give a Notice of Election to the Company by the end of the ROFR Exercise Period shall constitute a waiver of Buyer’s right of first refusal under this Section 5 with respect to the Company Interests subject to the applicable ROFR Notice, but shall not affect its rights with respect to any future ROFR Notice. A Notice of Election shall constitute a binding agreement between the Company and Buyer. The closing of the transaction shall take place at the principal offices of the Company (or such other location as Buyer and the Company may agree) three (3) Business Days following the satisfaction or waiver of the conditions to closing for such ROFR Transaction.

(d) In the event that Buyer shall not elect to purchase all of the Company Interests, then, provided the Company has complied with the provisions of this Section 5, the Company may sell all (but not less than all) of the Company Interests to the prospective Third Party identified in the ROFR Notice on the same terms and conditions set forth therein, during the 60 calendar day period immediately following the expiration of the ROFR Exercise Period; provided that such date of closing shall be extended to the extent necessary to obtain any required regulatory approvals (but in no event shall such date be greater than 180 calendar days after the expiration of the ROFR Exercise Period). Any Company Interests not sold within such period will be subject to the provisions of this Section 5 upon any subsequent sale. If the Company Interests represent all of the Company’s assets, the intangible rights appurtenant to the Company Interests shall also transfer to the Third Party involved in such sale.

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6. Corporate Opportunity Waiver.

To the maximum extent permitted from time to time by Applicable Law, (i) the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Buyer, the Buyer Directors, any other Person or Persons who are, at the time, associated with or nominated by, or serving as Representatives of Buyer, or the respective Affiliates of the foregoing parties (including their officers or directors who are employees, officers, directors, managers, stockholders or members) (the “Covered Persons”), (ii) none of such Covered Persons shall have any obligation to refrain from (a) engaging in similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (b) investing or owning any interest publicly or privately in, serving as a director or officer of or developing a business relationship with, any Person engaged in similar activities or lines of business as, or otherwise in competition with, the Company, (c) doing business with any client or customer of the Company or (d) employing or otherwise engaging a former officer or employee of the Company, and (iii) neither the Company nor any of its Subsidiaries shall have any right to be offered any opportunity to participate or invest in any venture engaged or to be engaged in by any Covered Person.

7. Representations and Warranties.

Each of the parties hereto represents and warrants as follows:

(a) Each party hereto: (i) is a legal entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its place of incorporation or organization, (ii) is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of such party to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by each party hereto and the performance by such party of its obligations hereunder have been duly authorized by all requisite action on the part of such party, and no other actions or proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement.

(c) This Agreement has been duly executed and delivered by each party hereto and constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms.

(d) The execution or delivery by each party hereto of this Agreement or the performance by such party of its obligations under this Agreement will not (i) result in any breach of any provision of such party’s certificate of incorporation or bylaws (if applicable), (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which such party is a party or by which it or its assets are bound, (iii) result in the creation of an encumbrance, or (iv) violate any applicable legal requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of such party to perform its obligations under or to consummate the transactions contemplated by this Agreement.

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8.  Access and Information.

From the date hereof and subject to Applicable Law, the Company shall (i) give to Buyer and its Representatives reasonable access to the offices, properties, assets, books and records of the Company and its Subsidiaries, (ii) furnish to Buyer and its Representatives such financial and operating data, including without limitation, annual budget plan and annual cash flow projection, and other information as such Persons may reasonably request and (iii) instruct the Representatives of the Company and its Subsidiaries to cooperate with Buyer in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 8 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

9.  Termination.

Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate in its entirety when Buyer Beneficially Owns less than 20% of the Purchased Shares. Notwithstanding the preceding sentence, nothing in this Section 9 shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

10. Miscellaneous.

(a) Entire Agreement. This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.

(b) Transaction Costs. Except as otherwise provided herein or in the SPA, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

(c) Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties hereto agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

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(d) Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

If to the Company:

OncoSec Medical Incorporated
24 North Main Street
Pennington, NJ 08534-2218

Attention: Daniel J. O’Connor
E-mail: docconor@oncosec.com

With a copy (which shall not constitute notice) to:

Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attention:	James H. Sullivan, Esq.
Matthew W. Mamak, Esq.
E-mail:	james.sullivan@alston.com
matthew.mamak@alston.com

if to Buyer to:

Grand Decade Developments Limited
Unit 3302, The Center, 99 Queen’s Road Central
Hong Kong
Attention:	Zhou Chao
E-mail:	zhouchao@chinagrandinc.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention:	Jack S. Bodner
Stephen A. Infante
Facsimile No.:	646-441-9079
646-441-9039
E-mail:	jbodner@cov.com
sinfante@cov.com

or to such other address as may be hereafter communicated in writing by the parties hereto in a notice given in accordance with this Section 10(d), which address shall then apply to the respective notice provisions of the SPA and all other Ancillary Agreements.

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(e) Severability. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is found to be unenforceable or invalid under Applicable Law, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties hereto will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties hereto consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

(f) Assignment. No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

(g) Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.

(h) Governing Law. Except to the extent that mandatory principles of Applicable Law require the application of the NRS, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

(i) Specific Performance. Each party hereto acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 10(j), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 10(j) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

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(j) Submission to Jurisdiction. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the state or federal courts, as applicable, in New York county in the State of New York, and each of the Parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that you may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(d) shall be deemed effective service of process on such party.

(k) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(l) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

(m) Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. A party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from the other party, promptly deliver to the requesting party an original counterpart of such signature.

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(n) Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Applicable Law.

(o) Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender include each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(p) Effectiveness. This Agreement shall become effective as of the Closing. Notwithstanding the preceding sentence, this Section 10 shall survive any termination of this Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer and President

BUYER:

GRAND DECADE DEVELOPMENTS LIMITED

By:	/s/ Zhou Chao
Name:	Zhou Chao
Title:	Authorized Representative

[Signature Page to Stockholders Agreement]

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